EXHIBIT 1.1
BA CREDIT CARD TRUST
 (Issuer)
FIA CARD SERVICES, NATIONAL ASSOCIATION
 (Originator and Servicer)
BA CREDIT CARD FUNDING, LLC
 (Transferor)

UNDERWRITING AGREEMENT
 (Standard Terms)
September 8, 2014
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED,
As Underwriter or as the Representative
    of the Underwriters named in Schedule I to the Terms Agreement
One Bryant Park
 New York, NY 10036
Ladies and Gentlemen:

BA Credit Card Trust, a Delaware statutory trust (the "Issuer"), and BA Credit Card Funding, LLC, a Delaware limited liability company (the "Company"), as beneficiary (in such capacity, the "Beneficiary") of the Issuer, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the "Notes").  The Notes will be issued pursuant to the Second Amended and Restated Indenture, dated as of October 20, 2006, between the Issuer and The Bank of New York Mellon, as trustee (in such capacity, the "Indenture Trustee"), as acknowledged and accepted by FIA Card Services, National Association (the "Bank"), as servicer, as supplemented by the Amended and Restated BAseries Indenture Supplement, dated as of June 10, 2006, and a Terms Document having the date stated in the applicable Terms Agreement (as so amended and supplemented, the "Indenture"), each between the Issuer and the Indenture Trustee.  The Issuer is operated pursuant to a Third Amended and Restated Trust Agreement, dated as of October 20, 2006 (the "Trust Agreement"), between the Company, as Beneficiary and as transferor (in such capacity, the "Transferor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and accepted by the Issuer and the Bank.  The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the "Collateral").

The Bank has transferred to and will continue to transfer to Banc of America Consumer Card Services, LLC, a North Carolina limited liability company ("BACCS"), pursuant to an Amended and Restated Receivables Contribution and Sale Agreement, dated as of October 20, 2006, as amended by the First Amendment, dated as of November 14, 2006 (as so amended, the "First Tier Agreement"), all receivables generated from time to time in certain designated revolving credit card accounts.  BACCS and the Company have entered into a Receivables Purchase Agreement, dated as of October 20, 2006 (the "Receivables Purchase Agreement"), whereby BACCS sells to the Company all receivables arising in certain of the accounts designated by the Bank to BACCS pursuant to the First Tier Agreement.  The Company has transferred and proposes to continue to transfer credit card receivables to the BA Master Credit Card Trust II (the "Master Trust") pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, as amended by the First Amendment, dated as of June 3, 2011 (as so amended, and as further amended from time to time, the "Pooling and Servicing Agreement"), as supplemented by the Third Amended and Restated Series 2001-D Supplement, dated as of March 2, 2009, as supplemented by the Addendum, dated as of March 31, 2010 (as so supplemented, and as further amended or supplemented from time to time, the "Series Supplement") (references herein to the Pooling and Servicing Agreement shall mean, unless otherwise specified, the Pooling and Servicing Agreement as supplemented by the Series Supplement), among the Transferor, the Bank, as servicer (in such capacity, the "Servicer"), and The Bank of New York Mellon, as trustee (in such capacity, the "Master Trust Trustee").  The assets of the Master Trust include, among other things, certain amounts due on a pool of MasterCard,® VISA® and American Express® revolving credit card accounts of the Bank (the "Receivables"), proceeds of credit insurance policies relating to the Receivables and the benefit of Credit Enhancement (as hereinafter defined), if any.  Pursuant to the Pooling and Servicing Agreement and the Trust Agreement, the Master Trust has issued to the Issuer a collateral certificate (the "Collateral Certificate").  The Collateral Certificate is an investor certificate under the Pooling and Servicing Agreement that represents undivided beneficial interests in certain assets of the Master Trust.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuer through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, or through certain underwriters which include Merrill Lynch, Pierce, Fenner & Smith Incorporated, one or more of which may with Merrill Lynch, Pierce, Fenner & Smith Incorporated act as a representative of such underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriters"; any representative thereof may be referred to herein as the "Representative," which, if the context herein does require, shall include Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as an Underwriter of any Notes or as a Representative).  Notes sold to the Underwriters for which Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Representative shall be sold pursuant to a Terms Agreement by and between the Issuer, the Company, the Bank and the Representative, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (the "Agreement," which may include the applicable Terms Agreement if the context so requires).  Any Notes sold pursuant to any Terms Agreement may include the benefits of a reserve account, letter of credit, surety bond, cash collateral account, cash collateral guaranty, collateral interest, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, spread account or other contract or agreement for the benefit of the Noteholders of such Series ("Credit Enhancement").  The term "applicable Terms Agreement" means the Terms Agreement dated the date hereof.  To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture or the Pooling and Servicing Agreement.  Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other series, class or tranche of notes issued by the Issuer.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a shelf registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Notes and the Collateral Certificate.  The registration statement as amended has been declared effective by the Commission and is currently effective.  If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission.  Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the "Registration Statement."  The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act ("Rule 424(b)") a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the "Basic Prospectus") relating to the Notes and the method of distribution thereof.  The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Prospectus."

Prior to the time the first contract of sale for the Notes designated in the applicable Terms Agreement was entered into, as set forth in the applicable Terms Agreement (the "Time of Sale"), the Company had prepared a Preliminary Prospectus, dated September 8, 2014 (subject to completion).  As used herein, "Preliminary Prospectus" means, with respect to any date or time referred to herein, the most recent Preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Company to the Underwriters in accordance with the provisions hereof.

Upon the execution of the applicable Terms Agreement, the Company agrees with the Underwriters as follows:

1.          Subject to the terms and conditions set forth herein and in the applicable Terms Agreement, the Company agrees to cause the Issuer to issue and deliver the Notes to the several Underwriters as hereinafter provided, and each of the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer the respective principal amount of the Notes set forth opposite such Underwriter's name on Schedule I to the applicable Terms Agreement.  The Notes are to be purchased by the Underwriters at the purchase price(s) set forth in such Terms Agreement.

2.          The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement and the applicable Terms Agreement have become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

3.          Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made to the Company or to its order by wire transfer of same day funds at 9:00 A.M., New York City time, on the Closing Date (as hereinafter defined), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment for the Notes are referred to herein as the "Closing Date" and are set forth in the applicable Terms Agreement.  As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

4.           Upon the execution of the applicable Terms Agreement, the Bank represents, warrants and covenants to each Underwriter that:

(a)           The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and to execute, deliver and perform the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement and to consummate the transactions contemplated by the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries), taken as a whole;

(b)           No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Bank for its consummation of the transactions contemplated by the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect BACCS's interest in the Receivables;

(c)           The Bank is not in violation of its organizational documents or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.  The execution, delivery and performance by the Bank of the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and its compliance with the terms and provisions hereof and thereof applicable to the Bank, will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the organizational documents of the Bank; and the Bank has full power and authority to enter into the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement;

(d)          Other than as set forth or contemplated in the Preliminary Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries) is or may be a party or to which any property of the Bank or its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries) is or may be the subject which, if determined adversely to the Bank or those subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the interests of the holders of the Notes or (ii) the ability of the Bank to perform its obligations under the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement; and there are no contracts or other documents to which the Bank is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Basic Prospectus which are not filed or described as required;

(e)           Neither the execution, delivery and performance by the Bank of its obligations under the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement, nor the consummation by the Bank of any other of the transactions contemplated in the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement will conflict with, result in a breach of or cause a default under any judgment, order, or decree that is binding on the Bank or its properties or any material indenture, or other material agreement or instrument to which the Bank is a party or by which it or its properties are bound;

(f)            The First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Bank and, when executed and delivered by the other parties hereto and thereto, each of the First Tier Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and

(g)           The Bank has provided a written representation to each of the nationally recognized statistical rating organizations hired by the Bank, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 ("Rule 17g-5") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended (the "17g-5 Representation").  The Bank has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

5.          Upon the execution of the applicable Terms Agreement, the Company represents, warrants and covenants to each Underwriter that:

(a)           The Registration Statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including the Prospectus and such amendments thereto as may have been required on the date of the applicable Terms Agreement, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective and remains effective.  The conditions to the use of a shelf registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Company and the Registration Statement;

(b)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and on the effective date of the Registration Statement, each of the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations")(with the exception that the Registration Statement does not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which have been omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Terms Agreement, each of the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and on the Closing Date each of the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and neither of such documents will include on the date of the applicable Terms Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 10(b) below);

(c)           The Preliminary Prospectus, when read together with the Ratings Issuer Free Writing Prospectus (as defined below), at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(d)           The Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than the Preliminary Prospectus, the Prospectus, and the issuer free writing prospectus, as defined in Rule 433(h) under the Act, approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about September 8, 2014 (the "Ratings Issuer Free Writing Prospectus"), which discloses the ratings issued on the Notes by the nationally recognized statistical rating organizations hired by the Bank to rate the Notes (the "Hired NRSROs");

(e)           As of the Closing Date, the representations and warranties of the Company in the Receivables Purchase Agreement and the Pooling and Servicing Agreement will be true and correct in all material respects;

(f)            The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and to execute, deliver and perform the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries (if any), taken as a whole;

(g)           The Collateral Certificate has been duly and validly executed, authenticated, issued and delivered and is entitled to the benefits provided by the Pooling and Servicing Agreement.  Each increase in the Investor Interest of the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each Note; each of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company and, when executed and delivered by the other parties hereto and thereto, each of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Company; and the Collateral Certificate and the Pooling and Servicing Agreement conform to the descriptions thereof in the Preliminary Prospectus in all material respects;

(h)           No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Company for its consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement or the Pooling and Servicing Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Master Trust's interest in the Receivables or the Indenture Trustee's interest in the Collateral;

(i)             The Company is not in violation of its limited liability company agreement or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.  The execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the issuance and delivery of the Collateral Certificate and the Notes and its compliance with the terms and provisions hereof and thereof applicable to the Company, will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the limited liability company agreement of the Company;

(j)             Other than as set forth or contemplated in the Preliminary Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any of the Company or its subsidiaries (if any) is or may be a party or to which any property of the Company or its subsidiaries (if any) is or may be the subject which, if determined adversely to the Company or those subsidiaries (if any), could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the interests of the holders of the Notes or (ii) the ability of the Company to perform its obligations under this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Trust Agreement or the Credit Enhancement; and there are no contracts or other documents to which the Company is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Basic Prospectus which are not filed or described as required;

(k)           Neither the execution, delivery and performance by the Company of its obligations under this Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Trust Agreement, the transfer of the Receivables to the Master Trust, the issuance and delivery of the Collateral Certificate, nor the consummation by the Company of any other of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Trust Agreement will conflict with, result in a breach of or cause a default under any judgment, order, or decree that is binding on the Company or its properties or any material indenture, or other material agreement or instrument to which the Company is a party or by which it or its properties are bound;

(l)             The Company has complied and, at and as of the Closing Date, shall have complied in all material respects with Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act in connection with the offering of the Notes; and

(m)          The Company was not, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement was made, an "ineligible issuer" as defined in Rule 405 under the Act.

6.           Upon the execution of the applicable Terms Agreement, the Issuer represents, warrants and covenants to each Underwriter that:

(a)           The Registration Statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including the Prospectus and such amendments thereto as may have been required on the date of the applicable Terms Agreement, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective and remains effective.  The conditions to the use of a shelf registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Issuer and the Registration Statement;

(b)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission, and on the effective date of the Registration Statement, each of the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement did not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which have been omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Terms Agreement, each of the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto

Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and on the Closing Date each of the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and neither of such documents will include on the date of the applicable Terms Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(c)           The Preliminary Prospectus, when read together with the Ratings Issuer Free Writing Prospectus, at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with Underwriter Information;

(d)           Other than the Preliminary Prospectus, the Prospectus, and the Ratings Issuer Free Writing Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes;

(e)           As of the Closing Date, the representations and warranties of the Issuer in the Indenture will be true and correct in all material respects;

(f)            The Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture;

(g)           As of the Closing Date, the Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement and the applicable Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuer and, when executed and delivered by the Issuer and the Indenture Trustee, the Indenture will constitute a valid and binding agreement of the Issuer; and the Notes and the Indenture conform to the descriptions thereof in the Preliminary Prospectus in all material respects;

(h)           No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Issuer for its consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement or the Indenture, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the Indenture Trustee's interest in the Collateral;

(i)             The Issuer is not in violation of its organizational documents or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions by the Issuer contemplated herein or in the Indenture.  The execution, delivery and performance by the Issuer of this Agreement, the applicable Terms Agreement and the Indenture, and the issuance and delivery of the Notes and its compliance with the terms and provisions hereof and thereof applicable to the Issuer will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any of its properties or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the properties of the Issuer is subject, or the organizational documents of the Issuer; and the Issuer has full power and authority to sell the Notes as contemplated by this Agreement, the applicable Terms Agreement and the Indenture;

(j)             Other than as set forth or contemplated in the Preliminary Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer is or may be a party or to which any property of the Issuer is or may be the subject which, if determined adversely to the Issuer, could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes; and there are no contracts or other documents to which the Issuer is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

(k)           This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Issuer and, when executed and delivered by the other parties hereto and thereto, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuer.

7.           Upon the execution of the applicable Terms Agreement, the Company and the Issuer, jointly and severally, covenant and agree with the several Underwriters that:

(a)           Immediately following the execution of this Agreement, the Company and the Issuer will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price (if applicable), the selling concessions and allowances (if applicable) and such other information as the Company and the Issuer deem appropriate.  The Company and the Issuer will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b).

(b)           The Issuer will deliver (or the Company will cause the Issuer to deliver), at the expense of the Company, to the Representative, two signed copies of the Registration Statement and each amendment thereto, in each case including exhibits, and to each Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

(c)           Before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Company or the Issuer will furnish to the Representative a copy of the proposed amendment or supplement.

(d)           The Company and the Issuer will advise the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Company or the Issuer of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)           The Company will, if during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a

Prospectus relating to the Notes is required by law to be delivered (including any such delivery as contemplated by Rule 172 under the Act) in connection with sales by an Underwriter or dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company and the Issuer) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

(f)            The Issuer will endeavor to qualify (or the Company will cause the Issuer to qualify) the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that neither the Company nor the Issuer shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that neither the Company nor the Issuer shall be required to file a general consent to service of process in any jurisdiction.

(g)           On or before December 31 of the year following the year in which the Closing Date occurs, the Company will cause the Issuer to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h)           So long as any of the Notes are outstanding, the Issuer or the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(i)             For a period from the date of this Agreement until the retirement of the Notes, the Company and the Issuer will cause the Servicer to furnish to the Representative copies of each certificate and the annual statements of compliance delivered to the Master Trust Trustee and the Transferor pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Master Trust Trustee and the Transferor pursuant to Article III of the Pooling and Servicing Agreement, by first-class mail promptly after such statements and reports are furnished to the Master Trust Trustee and the Transferor.

(j)             During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Company nor the Issuer will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the Notes without the prior written consent of the Representative.

(k)           The Company will cause the Notes to be registered in a timely manner pursuant to the Exchange Act and the Indenture to be qualified pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

(l)             To the extent, if any, that the rating provided with respect to the Notes by the Hired NRSROs is conditional upon the furnishing of documents or the taking of any other reasonable action by the Company or the Issuer agreed upon on or prior to the Closing Date, the Company or the Issuer, as applicable, shall furnish such documents and take any such other reasonable action.

8.           The Company will pay all costs and expenses incident to the performance of its obligations and the obligations of the Issuer under this Agreement and the applicable Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus, the Preliminary Prospectus, and the Ratings Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to any filing with the Financial Industry Regulatory Authority, (v) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Indenture and any blue sky memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the reasonable fees and disbursements of the Company's counsel and accountants and (vii) all costs and expenses payable to the Hired NRSROs in connection with the rating of the Notes, except that the Underwriters agree to reimburse the Company for an amount, if any, specified in the applicable Terms Agreement on the Closing Date for application toward such expenses.  It is understood that, except as specifically provided in this Section 8 and Sections 10, 11 and 14 of this Agreement, the Underwriters will pay all of their own fees, costs and expenses (including the fees and disbursements of its counsel), transfer taxes and any advertising expenses in connection with sales or offers from the Underwriters to third parties.

9.           The several obligations of the Underwriters hereunder are subject to the performance by the Company, the Bank and the Issuer of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

(a)           On or prior to the Closing Date, you shall have received a letter or letters of a nationally recognized independent accounting firm selected by the Company and the Bank and reasonably acceptable to you confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and its counsel.

(b)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 7(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Issuer, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

(c)           The representations and warranties of the Bank, the Company and the Issuer contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (unless they expressly speak as of another time), and each of the Bank, the Company and the Issuer shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date.

(d)           The Representative shall have received an opinion of Chapman and Cutler LLP, special counsel for the Bank, the Company and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, to the effect that:

(i)         The Registration Statement has become effective under the Act and the Prospectus has been filed with the Commission, pursuant to Rule 424(b) promulgated under the Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and each of the Registration Statement and the Prospectus (other than the financial and statistical information therein as to which such counsel express no opinion), as of their respective effective date or date of issuance, complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder;

(ii)        This Agreement, the First Tier Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, in the form in which it became effective, and the Prospectus;

(iii)      The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and neither the Master Trust nor the Issuer is now, or immediately following the sale of the Notes pursuant to this Agreement will be, required to be registered under the Investment Company Act of 1940, as amended, without reliance on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Actof 1940, as amended, and the Indenture has been qualified under the Trust Indenture Act;

(iv)      Subject to the discussion of alternative characterizations and risks discussed in the Basic Prospectus under the heading "Federal Income Tax Consequences," for federal income tax purposes (i) the Notes will be characterized as debt, (ii) the Issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation, and (iii) the Master Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation; and

(v)       The statements in the Preliminary Prospectus and the Basic Prospectus under the headings "Federal Income Tax Consequences" and "Benefit Plan Investors," to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

With respect to the opinion expressed in subclause (i) above, special counsel for the Bank, the Company and the Issuer shall note that the Registration Statement does not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which have been omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010).

Such counsel also shall state that they have participated in conferences with representatives of the Bank, the Company, the Issuer and their accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement, the Prospectus, the Preliminary Prospectus, and the Ratings Issuer Free Writing Prospectus, and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraphs (iv) and (v) above) and based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that the Registration Statement, when taken together with the Ratings Issuer Free Writing Prospectus (excluding any exhibits filed therewith), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, that the Preliminary Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Preliminary Prospectus as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus).  References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(e)           The Representative shall have received (i) an opinion or opinions of Chapman and Cutler LLP, special counsel for the Bank, the Company and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to certain matters relating to the transfer by the Bank of the Receivables to BACCS under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) an opinion or opinions of Chapman and Cutler LLP, special counsel for the Bank, the Company and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to certain matters relating to the transfer by BACCS of the Receivables to the Company under the United States Bankruptcy Code.  In addition, the Representative shall have received a reliance letter with respect to any opinion that the Bank, BACCS, the Company or the Issuer is required to deliver to a Hired NRSRO, unless the Representative is entitled to receive a substantially similar opinion on the same subject matter under this Agreement or the applicable Terms Agreement.

(f)            The Representative shall have received a reliance letter with respect to any opinion delivered by Richards, Layton & Finger, P.A. (or such other counsel as may be named in the applicable Terms Agreement), special Delaware counsel to the Bank, the Company and the Issuer, to the Hired NRSROs, which opinion shall include (a) matters relating to the perfection of BACCS's interest in the Receivables, (b) matters relating to the perfection of the Master Trust's interest in the Receivables and shall provide that the characterization of the Master Trust for federal income tax purposes will be determinative of the character of the Master Trust under the laws of the State of Delaware concerning any tax imposed on or measured by income and (c) matters relating to the enforceability of the Pooling and Servicing Agreement against the Master Trust Trustee.

(g)           The Representative shall have received an opinion of Hunton & Williams LLP, special North Carolina counsel to BACCS, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, with respect to the perfection of the Company's interest in the Receivables.

(h)           The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Underwriters, such opinion or opinions,

subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the organization of the Company and the Issuer, the validity of the Notes, the Registration Statement, the Prospectus, the Preliminary Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)             The Representative shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer, to his or her knowledge after due inquiry, shall state that the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of the Bank in the Pooling and Servicing Agreement are true and correct in all material respects as of the dates specified in the Pooling and Servicing Agreement and that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Bank's credit card business except as set forth in or contemplated by the Preliminary Prospectus.

(j)             The Representative shall have received a certificate, dated the Closing Date, of an authorized officer of the Company in which such officer, to his or her knowledge after due inquiry, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of the Company in the Receivables Purchase Agreement and the Pooling and Servicing Agreement are true and correct in all material respects as of the dates specified in the Receivables Purchase Agreement and the Pooling and Servicing Agreement, that the Registration Statement has become effective and remains effective, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Company's credit card business except as set forth in or contemplated by the Preliminary Prospectus.

(k)           The Representative shall have received an opinion of McGuireWoods LLP, counsel to the Master Trust Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, to the effect that:

(i)         The Master Trust Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Pooling and Servicing Agreement and to act as Master Trust Trustee under the Pooling and Servicing Agreement;

(ii)        The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Master Trust Trustee;

(iii)      The Master Trust Trustee has duly executed and authenticated the Collateral Certificate;

(iv)     The execution and delivery of the Pooling and Servicing Agreement by the Master Trust Trustee and the performance by the Master Trust Trustee of its terms do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Master Trust Trustee, or (y) the organization certificate or by-laws of the Master Trust Trustee;

(v)       No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Master Trust Trustee is required in connection with the execution and delivery by the Master Trust Trustee of the Pooling and Servicing Agreement or the performance by the Master Trust Trustee thereunder, except such as have been obtained, taken or made; and

(vi)      To such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings against the Master Trust Trustee (as Master Trust Trustee under the Pooling and Servicing Agreement) before any governmental authority which, if adversely decided, would materially adversely affect the ability of the Master Trust Trustee to perform its obligations under the Pooling and Servicing Agreement.

(l)             The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to the grant of the Collateral Certificate and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the creation and perfection of the Indenture Trustee's interest in the Collateral Certificate and the proceeds thereof.

(m)          The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, to the effect that:

(i)         The Owner Trustee is duly incorporated and validly existing as a corporation with trust powers in good standing under the laws of the State of Delaware.

(ii)        The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)      The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

(iv)      Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed).

(v)       Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee.

(n)           The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Bank, the Company and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

(i)         The Bank is a national banking association formed under the laws of the United States of America and is authorized to transact the business of banking, including to own its assets and to transact its business as described in the Prospectus and the Prospectus Supplement, and has the power and authority to service the Receivables;

(ii)        The Company is a limited liability company formed under the laws of Delaware and is authorized to transact its business as described in its limited liability company agreement, including to own its assets and to transact its business as described in the Prospectus and the Prospectus Supplement, and has the power and authority to acquire and own the Receivables;

(iii)      The Bank has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement, the applicable Terms Agreement, the First Tier Agreement and the Pooling and Servicing Agreement;

(iv)      The Company has all requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement and the Trust Agreement;

(v)       Each of this Agreement, the applicable Terms Agreement, the First Tier Agreement and the Pooling and Servicing Agreement has been duly authorized by all requisite corporate action on the part of the Bank, and has been duly executed and delivered by the Bank;

(vi)      Each of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement and the Trust Agreement has been duly authorized by all requisite limited liability company action on the part of the Company, and has been duly executed and delivered by the Company;

(vii)    The Collateral Certificate has been duly issued and is outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

(viii)   None of the execution, delivery and performance by the Bank of its obligations under this Agreement, the applicable Terms Agreement, the First Tier Agreement, the Pooling and Servicing Agreement, the issuance of the Collateral Certificate or the consummation of any other of the transactions contemplated by this Agreement, the applicable Terms Agreement, the First Tier Agreement or the Pooling and Servicing Agreement violates the provisions of the Bank's Articles of Association or Bylaws;

(ix)       None of the execution, delivery and performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Trust Agreement, the transfer of the Initial Receivables and the Additional Receivables (as defined in such opinion) to the Master Trust or the consummation of any other of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Trust Agreement violates the provisions of the Company's limited liability company agreement;

(x)        The Issuer has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq. (referred to in this subsection (n) as the "Act");

(xi)       The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary, enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms;

(xii)     Each of the Indenture, the Indenture Supplement and the Terms Document is a legal, valid and binding obligation of the Issuer and the Indenture Trustee enforceable against the Issuer and the Indenture Trustee, in accordance with its terms;

(xiii)    The Trust Agreement and the Act authorize the Issuer to execute and deliver the Indenture and the other transaction documents referred to in such opinion (collectively referred to in this subsection (n) as the "Trust Documents"), to issue the Notes and the trust certificate (referred to in this subsection (n) as the "Trust Certificate") and to grant the Collateral to the Indenture Trustee as security for the Notes;

(xiv)   The Issuer has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Trust Certificate and the execution and delivery of such agreements and obligations have been duly authorized;

(xv)     No consent, approval, authorization or order of, or filing with, any Delaware governmental agency or body or any Delaware court is required solely as a result of the consummation by the Company of the transactions contemplated herein or in the Trust Agreement, except for such consents, approvals, orders or filings as may be required under state securities laws and except for such filings as may be required to perfect interests in the Collateral pursuant to the Indenture or the Trust Agreement;

(xvi)   Neither the execution, delivery and performance by the Bank of its obligations under this Agreement, the applicable Terms Agreement, the First Tier Agreement, or the Pooling and Servicing Agreement, nor the consummation of any other of the transactions contemplated herein or in the applicable Terms Agreement, the First Tier Agreement, or the Pooling and Servicing Agreement will result in a violation of any rule, statute or regulation of any Delaware court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank;

(xvii)  Neither the execution, delivery and performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement or the Trust Agreement, nor the consummation of any other of the transactions contemplated herein, in the applicable Terms Agreement or the Trust Agreement will result in a violation of any rule, statute or regulation of any Delaware court, regulatory body, administrative agency or governmental body having jurisdiction over the Company;

(xviii)    The Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement;

(xix)    When the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the holder of record of any Note will be entitled to the benefits afforded by the Indenture, and the Notes will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms;

(xx)      Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents;

(xxi)    Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

(xxii)   Under § 3805(b) of the Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

(xxiii)  Under § 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of any holder of the Trust Certificate shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement;

(xxiv) The Owner Trustee is not required to hold legal title to the owner trust estate in order for the Issuer to qualify as a statutory trust under the Act;

(xxv)  There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate;

(xxvi)   There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of the Collateral Certificate to or from the Issuer;

(xxvii) The corpus of the Issuer is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware;

(xxviii)     The classification of the Issuer for United States federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, is determinative of the classification of the Issuer for State of Delaware income tax purposes, and, if the Issuer is classified as a partnership for State of Delaware income tax purposes, no State of Delaware income tax is imposed upon the Issuer.  For State of Delaware income tax purposes, taxable income would be derived from "federal taxable income," and for the purpose of ascertaining such taxable income for State of Delaware income tax purposes, the amount of federal taxable income as determined for federal income tax purposes would be determinative, whether such amount of federal taxable income is determined upon a characterization of the transaction as a sale or as a loan;

(xxix)       There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes;

(xxx)        There is no income tax imposed by the City of Wilmington, Delaware, upon the Issuer and the City of Wilmington, Delaware, is prohibited by Delaware State law from imposing a personal property tax upon or measured by the corpus of the Issuer; and

(xxxi)        The Beneficiary (as defined in the Trust Agreement) is the sole beneficial owner of the Issuer.

(o)           The Representative shall have received an opinion of Hunton & Williams LLP, special North Carolina counsel to BACCS, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, substantially to the effect that:

(i)         BACCS is, based solely upon the Certificate of Existence with respect to BACCS issued by the North Carolina Secretary of State, existing and in good standing as a limited liability company under the laws of the State of North Carolina;

(ii)        BACCS has the entity power to own its properties and conduct its business as now conducted and to execute and perform its obligations under the First Tier Agreement and the Receivables Purchase Agreement, and BACCS has taken all necessary action to authorize the execution, delivery and performance of the First Tier Agreement and the Receivables Purchase Agreement;

(iii)      The First Tier Agreement and the Receivables Purchase Agreement have been duly executed and delivered by BACCS;

(iv)      Under the North Carolina Limited Liability Company Act (the "LLC Act"), on application to a court of competent jurisdiction, a judgment creditor of a member may be able to charge the economic interest in BACCS owned by such member for the payment of the unsatisfied judgment, plus interest.  To the extent so charged, the rights of the judgment creditor are limited to the right to receive the distributions to which such member would be entitled as a member.  Under the LLC Act, no creditor of a member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of BACCS (assuming no such right has been granted by BACCS).  Thus, under the LLC Act, a judgment creditor of a member may not satisfy its claims against such member by asserting a claim against the assets of BACCS;

(v)       Under the LLC Act and the Articles of Organization of BACCS, there is no limitation on the duration of BACCS as a limited liability company;

(vi)      Under the LLC Act and the First Amended and Restated Operating Agreement of BACCS, dated as of October 20, 2006 (the "LLC Agreement"), the bankruptcy or dissolution of a member will not, by itself, cause BACCS to be dissolved or its affairs to be wound up;

(vii)    The LLC Act requires no filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official to be obtained on or prior to the date hereof in connection with the execution and delivery of the First Tier Agreement and the Receivables Purchase Agreement, or the performance by BACCS of its obligations thereunder; and

(viii)   The execution and delivery by BACCS of the First Tier Agreement and the Receivables Purchase Agreement, and the performance by BACCS of its obligations thereunder, will not violate the Articles of Organization of BACCS, the LLC Agreement or any law, rule or regulation of the State of North Carolina generally applicable to transactions of the type contemplated by the First Tier Agreement and the Receivables Purchase Agreement, except that such counsel shall express no opinion with respect to the state securities "blue sky" laws of the State of North Carolina.

(p)           The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuer in which such representative, to his or her knowledge after due inquiry, shall state that the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of the Issuer in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, that the Registration Statement has become effective and remains effective, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Issuer's business except as set forth in or contemplated by the Preliminary Prospectus.

(q)           The Underwriters shall have received an opinion of McGuireWoods LLP, counsel to the Indenture Trustee, subject to customary qualifications,

assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, to the effect that:

(i)         The Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture;

(ii)       The Indenture has been duly authorized, executed and delivered by the Indenture Trustee;

(iii)      The Indenture Trustee has duly executed and authenticated the Notes on the Closing Date;

(iv)     The execution and delivery of the Indenture by the Indenture Trustee and the performance by the Indenture Trustee of the terms of the Indenture do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee, or (y) the organization certificate or by-laws of the Indenture Trustee;

(v)       No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee thereunder, except such as have been obtained, taken or made; and

(vi)     To such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings against the Indenture Trustee (as Indenture Trustee under the Indenture) before any governmental authority which, if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture.

(r)            You shall have received confirmation of receipt by the Bank of ratings letters from each Hired NRSRO and the Ratings Issuer Free Writing Prospectus shall have been filed with the Commission.

The Company will furnish you, or cause you to be furnished with, such number of conformed copies of such opinions, certificates, letters and documents as you reasonably request.

10.        (a)       The Company, the Bank and the Issuer, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), the Prospectus, or the Ratings Issuer Free Writing Prospectus (but only when read together with the Preliminary Prospectus or the Prospectus, as applicable), or any respective amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Bank; and (iii) against any and all expenses whatsoever (including, subject to Section 10(d) hereof, the reasonable fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the Company, the Bank and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with Underwriter Information.

(b)           Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Bank, their directors, each of their officers who signed the Registration Statement, the Issuer and each person, if any, who controls the Company, the Bank or the Issuer within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, the Bank or the Issuer by such Underwriter through the Representative expressly for use in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, which information consists solely of the following information in the Preliminary Prospectus and the Prospectus: (a) the information in the table on the cover page of the Prospectus Supplement in the row captioned "Price to public" and (b) the information in the table and in the third and eighth paragraphs under the heading "Underwriting" in the Prospectus Supplement (collectively, "Underwriter Information"), and (ii) with regard to any investor with whom an Underwriter enters into a contract of sale for the Notes prior to the filing of the final Prospectus, the failure upon the part of such Underwriter to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to such investor at or prior to the time of the contract of sale for such Notes; provided, however, that to the extent such Preliminary Prospectus has been amended or supplemented, the indemnity provided under clause (ii) above shall not inure to the benefit of the Issuer, the Company or the Bank unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such contract of sale.

(c)           Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Bank, their directors, each of their officers who signed the Registration Statement, the Issuer and each person, if any, who controls the Company, the Bank or the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined in Section 16(a) herein), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement in any Underwriter Free Writing Prospectus (i) made in reliance upon and in conformity with any written information furnished to such Underwriter by the Company, the Bank or the Issuer expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission) in the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Company, the Bank or the Issuer to such Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.

(d)           Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement; provided, however, that the indemnifying party is not materially prejudiced by such failure to notify.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

11.        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 10 is for any reason held to be unavailable other than in accordance with its terms, the Company, the Bank and the Issuer and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank and the Issuer and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price of the Notes and the Company, the Bank and the Issuer are jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each director of the Company or the Bank, and each person, if any, who controls the Company, the Bank or the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Bank or the Issuer.

12.        Notwithstanding anything herein contained, this Agreement and the applicable Terms Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and the applicable Terms Agreement and prior to the Closing Date (i) there has occurred any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operation of the Bank, the Company or Bank of America Corporation, and their respective subsidiaries (if any), taken as a whole, the effect of which in the reasonable judgment of the Representative materially impairs the investment quality of the Notes; (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the sale and payment for the Notes.

13.        If any Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 25% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase.  If any Underwriter so defaults and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 25% of the total principal amount of such Notes and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 10 and 11 of this Agreement.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

14.        If for any reason other than as set forth in Section 13 of this Agreement the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8 of this Agreement and the respective obligations of the Bank, the Company, the Issuer, and the Underwriters pursuant to Sections 10 and 11 of this Agreement shall remain in effect.  If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 12 of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

15.        Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative, Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, NY 10036, Attention: Andy Glenn, or to such other address as the Representative may designate in writing to the Bank, the Company, and the Issuer.

16.        (a)        Other than the Preliminary Prospectus, the Prospectus, and the Ratings Issuer Free Writing Prospectus, each of the Underwriters, severally, represents, warrants and covenants to the Bank, the Company and the Issuer that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Bank, the Company and the Issuer; provided, however, that each Underwriter may prepare and convey to one or more of its potential investors one or more "written communications" (as defined in Rule 405 under the Act) containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an "Underwriter Free Writing Prospectus") provided, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission.

(b)           Each of the Underwriters, severally, represents and warrants to and agrees with the Bank, the Issuer and the Company that:

(i)         each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Issuer, the Bank or the Company expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission) in the Preliminary Prospectus or the Prospectus, which information was not corrected by information subsequently provided by the Issuer, the Bank or the Company to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii)        each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for "free writing prospectuses" under the Act; and

(iii)      each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Issuer, the Bank and the Company no later than the time of first use and, unless otherwise agreed to by the Issuer, the Bank and the Company and the related Underwriter, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the date of first use; provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the first Business Day preceding such date of first use.

17.        Each of the Underwriters, severally, represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Company.

18.        Each of the Underwriters, severally, represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Company), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

19.        Each of the Underwriters, severally, represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Notes or distribute the Prospectus or any other offering materials relating to the Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Company, the Bank or the Issuer except as set forth herein.

20.        Each of the Underwriters, severally, represents that on or prior to the Closing Date it has not and it will not provide any Rating Information (as defined below) to a Hired NRSRO or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), unless a designated representative from the Bank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Hired NRSRO, such Underwriter was and is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from the Bank or refer such Hired NRSRO to the Bank, who will respond to the oral communication.  For purposes of this paragraph, "Rating Information" means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

21.        In relation to each member State of the European Economic Area (each, a "Relevant Member State") which has implemented Directive 2003/71/EC (the "Prospectus Directive") each Underwriter, severally, has represented and agreed that from and including the date on which the Prospectus Directive is implemented in the Relevant Member State it has not made and will not make an offer of the Notes to the public in any Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive, provided, that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.  For the purposes of this provision, (A) the expression "an offer of notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the term "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (C) the term "2010 PD Amending Directive" means Directive 2010/73/EU.

22.        This Agreement shall become effective upon execution and delivery of the applicable Terms Agreement.

23.        This Agreement shall inure to the benefit of and be binding upon the Bank, the Company, the Issuer, the Underwriters, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

24.        Each of the Bank, the Issuer and the Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Bank, the Issuer and the Company, on the one hand, and each of the several Underwriters, on the other hand, and the Bank, the Issuer and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent, financial advisor or fiduciary of the Bank, the Issuer, the Company or their respective affiliates, stockholders, creditors or employees or any other party; (iii) none of the Underwriters has assumed or will assume an advisory or fiduciary responsibility (including, but not limited to, with respect to any legal, tax, investment, accounting or regulatory matters) in favor of the Bank, the Issuer or the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank, the Issuer or the Company on other matters) or any other obligation to the Bank, the Issuer or the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Bank, the Issuer and the Company and that the several Underwriters have no obligation to disclose to the Bank, the Issuer or the Company any of such interests by virtue of any relationship hereunder; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Bank, the Issuer and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank, the Issuer, the Company and the several Underwriters, or any of them, with respect to the transactions contemplated hereby.  The Bank, the Issuer and the Company hereby waive and release, to the fullest extent permitted by law, any claims that the Bank, the Issuer or the Company, respectively, may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect thereto.

This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company, the Bank, the Issuer and the Underwriters in accordance with its terms as of the date first above written.

Very truly yours,
FIA CARD SERVICES, NATIONAL ASSOCIATION
By:  /s/ Keith W. Landis
Name: Keith W. Landis
Title:   Vice President
BA CREDIT CARD TRUST
By:  BA CREDIT CARD FUNDING, LLC,
 not in its individual capacity but solely as Beneficiary on behalf of the Issuer
By:  /s/ Keith W. Landis
Name: Keith W. Landis
Title:   Vice President
BA CREDIT CARD FUNDING, LLC
By:  /s/ Keith W. Landis
Name: Keith W. Landis
Title:   Vice President

[Signature Page to the BA Credit Card Trust
(BAseries Class A (2014-3)) Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED,
As Underwriter or as the Representative of the Underwriters
named in Schedule I to the Terms Agreement
By:   /s/ William A. Glenn
Name:  William A. Glenn
Title:    Managing Director

[Signature Page to the BA Credit Card Trust
(BAseries Class A (2014-3)) Underwriting Agreement]

EXHIBIT A

BA CREDIT CARD TRUST
SERIES ____
ASSET BACKED NOTES
 TERMS AGREEMENT
Dated:
To:	BA CREDIT CARD FUNDING, LLC
Re:	Underwriting Agreement dated
Series Designation:
Underwriters:
The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.
Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public
[Class ]
[Class ]
[Class ]
Interest Payment Dates:  _______________, _______________,

 ______________ and _______________, commencing _____________ __, _____.
Indenture:
Indenture Supplement:

Pooling and Servicing Agreement:
Series Supplement:
Purchase Price:
The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:
Per [Class   ]                            Notes __________%
[Per Class [  ]                            Notes __________%]
[Per Class [  ]                            Notes __________%]
Registration Statement:
Underwriting Commissions, Concessions and Discounts:
The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:
Underwriting Discounts and Concessions	Selling Concessions	Reallowance
[Class ] ___%	___%	___%
[[Class ] ___%	___%	___%]
[[Class ] ___%	___%	___%]
[Reimbursement of Expenses:
The Underwriters shall reimburse the Company for an amount not to exceed $__________ for application towards expenses.]
Time of Sale:  [_]:[_] [_]. m. (Eastern Time) on [______] [__], [____]
Closing Date:  Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, the Bank and the Issuer hereby agree that the Closing Date shall be [______] [__], [____], [_]:[_] a.m., New York City time.

Location of Closing:
Payment for the Notes:
Opinion Modifications:
Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite its name on Schedule I hereto.
[__________],
[As Representative of the Underwriters
named in Schedule I hereto]
By: _____________________________________
Name:
Title:
Accepted:
FIA CARD SERVICES, NATIONAL ASSOCIATION
By:  _____________________________________
Name:
Title:

BA CREDIT CARD TRUST
By:	BA CREDIT CARD FUNDING, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer
By: _____________________________________
Name:
Title:
BA CREDIT CARD FUNDING, LLC
By:  _____________________________________
Name:
Title:

SCHEDULE I

 UNDERWRITERS
$____________________ Principal Amount of Series ___ [___%] [Floating Rate]
 Asset Backed Notes, [Class   ]
[$____________________ Principal Amount of Series ___ [___%] [Floating Rate]
 Asset Backed Notes, [Class   ]]
[$____________________ Principal Amount of Series ___ [___%] [Floating Rate]
 Asset Backed Notes, [Class   ]]
Principal Amount
[Names of Underwriters]	$
____
$ ____